Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-11 (No. 333-217924) of our report dated March 24, 2017 relating to the consolidated financial statements of Phillips Edison Grocery Center REIT III, Inc. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 24, 2017, relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

October 12, 2017